                        SETTLEMENT AND RELEASE AGREEMENT
                        --------------------------------

          This SETTLEMENT AND RELEASE AGREEMENT ("Agreement") is entered into on this 5th day of October 2001 by and between STAAR Surgical Company (the "Company"), and Gunther Roepstorff (the "Releasor"), with reference to the following facts:

                                    RECITALS
                                    --------

          WHEREAS, effective January 1, 1998 the Company entered into that certain "Independent Contractor Agreement" (the "Consulting Agreement") with the Releasor; and

          WHEREAS, the Company and the Releasor desire to terminate the Consulting Agreement in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (hereinafter collectively the "parties" and individually a "party") agree as follows:

                                   AGREEMENT
                                   ---------

     1.   PURPOSE.
          -------

          It is the desire and intention of the Releasor and the Company to effect a final termination of the Consulting Agreement and a settlement and resolution of all known and unknown claims arising in favor of the Releasor out of the Consulting Agreement, regardless of their nature or basis.

     2.   TERMINATION OF CONSULTING AGREEMENT.
          -----------------------------------

          Upon execution of this Agreement, the Consulting Agreement shall terminate and shall be of no further force and effect. Irrespective of the foregoing, the Releasor agrees that he shall continue to be bound by paragraph 7 of the Consulting Agreement, requiring him to keep confidential the Company's proprietary or confidential information.

     3.   CONSIDERATION.
          -------------

          As consideration for the execution of this Agreement by the Releasor, the Company shall pay to the Releasor the sum of 500,000 German Deutsche Marks and agrees that the Releasor shall be relieved of the obligation to repay Domilens, the Company's subsidiary, the sum of 1,284,000 German Deutsche Marks, constituting 80% of a loan totaling 1,700,000 German Deutsche Marks made to the Releasor by Domilens.

     4.   RELEASE OF CLAIMS.
          -----------------

          By executing this Agreement, the Releasor does hereby generally and specifically release, discharge and acquit the Company and its respective subsidiaries, affiliates, officers, employees, directors, attorneys, successors, predecessors, assignors, assignees, and each of them, from any and all claims, cross-claims, third-party claims, counterclaims, demands, actions, charges, causes of action, suits, liabilities, obligations, promises, damages, losses, expenses, costs (including but not limited to attorneys' fees and costs actually incurred) of whatever nature and kind, wherever filed or prosecuted, and whether or not yet asserted, known or unknown, suspected or unsuspected, which are related to or are in any manner incidental to the Consulting Agreement and the termination of the Consulting Agreement.

     5.   WAIVER.
          ------

          The Releasor acknowledges that there is a risk that subsequent to the execution of this Agreement he will discover, incur or suffer claims which were unknown or unanticipated at the time of this Agreement, including, without limitation, unknown or unanticipated claims which arise from, are based upon, or are related to facts underlying the Consulting Agreement, which, had they been known, may have materially affected his decision to execute this Agreement. By executing this Agreement, the Releasor expressly assumes the risk of such unknown and unanticipated claims and agrees that this Agreement applies to all such potential claims.

          By executing this Agreement, the Releasor acknowledges that he has read and is familiar with Section 1542 of the California Civil Code which provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          By executing this Agreement, the Releasor expressly waives and relinquishes all rights and benefits which he has or may have under Section 1542 of the California Civil Code to the full extent that he may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.

     6.   PROMISES OF RELEASOR.
          --------------------

          The Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any the Company, based upon any matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to the Company, the Releasor shall indemnify and hold harmless the Company from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasor of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against the Company which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Releasor against such third party of any claims or other matters purported to be released pursuant to this Release.

     7.   ADVICE OF COUNSEL.
          -----------------

          By executing this Agreement, the Releasor acknowledges that he has consulted with and had the advice and counsel of an attorney and that he has executed this Agreement after careful and independent investigation, and not under fraud, duress or undue influence.

     8.   NO ASSIGNMENT.
          -------------

          The Releasor represents and warrants that he has not assigned or otherwise transferred or subrogated and shall not assign or otherwise transfer or subrogate any interest in any claims and/or cross-claims that he may have against the Company which are the subject matter of this Agreement.

     9.   AUTHORIZATION.
          -------------

          Each party to this Agreement warrants that it or he has the power to settle and release fully and completely all claims, causes of action, demands, charges and liabilities against the other parties to this Agreement arising out of or relating to the Consulting Agreement.

     10.  NO INDUCEMENT.
          -------------

          The parties to this Agreement declare and represent that no promises, inducements, or agreements not expressly contained herein have been made and that this Agreement contains the entire agreement among the parties.

     11.  BINDING EFFECT.
          --------------

          The provisions of this Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest and assigns to the respective parties to it.

     12.  CALIFORNIA LAW.
          --------------

          This Agreement shall in all respects be interpreted, enforced and governed under the laws of the state of California. The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

     13.  NO MODIFICATION.
          ---------------

          This Agreement memorializes and constitutes the entire agreement and understanding among the parties, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

     14.  FURTHER ASSISTANCE.
          ------------------

          The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

     15.  COUNTERPARTS AND FACSIMILES.
          ---------------------------

          For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

     16.  SEVERABILITY.
          ------------

          Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

     17.  NOTICE.
          ------

          Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency) or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the parties at the addresses set forth below their names on the signature page of this Agreement.

FX History: historical currency exchange rates

Conversion Table: USD to DEM (Interbank rate)

You have selected a currency which is replaced by the Euro. Please take a moment to read the introduction of the Euro in 2002.
        ----------------------------

     Time period: 10/05/01 to 10/05/01.

Daily averages:
-------------------
10/05/2001 2.13240
-------------------

     Average (1 days): 2.13240

     High:             2.14760

     Low:              2.12820

New table
---------

Same table available in HTML, ASCII, CSV.
                        ----  -----  ---

FXHistory(C)1997-2001 by OANDA Corporation

[GRAPHIC] Recommend FXHistory to a friend!

How to Read this table:
Each daily rate is the average ASK price for the day.
The AVERAGE rate is the average of all the ASK prices for the given time period.
The HIGH rate is the highest BID rate for the given time period.
The LOW rate is the lowest BID rate for the given time period.

                                        "RELEASOR"


                                        ----------------------------------------
                                        Gunther Roepstorff
                                        Achtern Felin 20
                                        D-25474 Hasloh
                                        Germany

                                        "COMPANY"

                                        STAAR Surgical Company


                                        By:
                                           -------------------------------------
                                          1911 Walker Avenue
                                          Monrovia, California 91016

                                [LOGO] DOMILENS

For a partial payment of DM 120,000.- out of a first payment of DM 500,000.- (consulting agreement) STAAR Surgical agreed to pay the amount of DM 120,000.- out of the DOMILENS GmbH Germany account.


/s/ Illegible
-------------------------      ----------------------------
October 08th, 2001             David Bailey
                               CEO and President
                               STAAR Surgical

DOMILENS GmbH
Holsteiner Chaussee 303 a
D-22457 Hamburg

Postfach 61 12 63
D-22438 Hamburg

Telefon (040) 55 98 80-0
Telefax (040) 55 98 80-80
E-mail: domilens@domilens.de
web: www.domilens.de

Bestellservice zum
Nulltarif (0800) 60 33 000

Amtsgericht Hamburg B 38182
Geschaftsfuhrer: Gunther Roepstorff